Exhibit 99(a)(1)(B)

REPURCHASE NOTICE

TO SURRENDER

GENERAL MILLS, INC.

FLOATING RATE CONVERTIBLE SENIOR NOTES DUE APRIL 11, 2037

CUSIP Numbers: 370334 BC7 and 370334 BD5

Pursuant to the Company Repurchase Notice

Dated March 12, 2008

This Repurchase Notice relates to the repurchase of Floating Rate Convertible Senior Notes Due April 11, 2037 (each, a “Note” and, collectively, the “Notes”) of General Mills, Inc., a Delaware corporation (“General Mills”), at the option of the holder thereof (the “Put Option”), pursuant to the terms and conditions specified in paragraph 6 of the Notes and as set forth in the Company Repurchase Notice dated March 12, 2008 (the “Company Repurchase Notice”) of General Mills relating to the Put Option and the Indenture, dated as of April 11, 2007 (the “Indenture”), between General Mills and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”). General Mills has appointed the Trustee as paying agent (the “Paying Agent”) in connection with the Notes. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Repurchase Notice.

To exercise your option to have General Mills repurchase for cash each $1,000 principal amount of the Notes at a repurchase price (the “Repurchase Price”) equal to 100% of the principal amount, together with accrued interest from, and including, Friday, April 11, 2008 (the “Repurchase Date”) to, and including, Sunday, April 13, 2008, you must validly surrender the Notes prior to 5:00 p.m., New York City time, on the Repurchase Date. Notes surrendered for repurchase may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Repurchase Date and, unless already accepted by General Mills for payment pursuant to the Put Option, at any time after 12:00 midnight, New York City time, on Wednesday, May 7, 2008 (the date which is 40 business days after the date of the Company Repurchase Notice). The right of holders to surrender Notes for repurchase pursuant to the Put Option expires at 5:00 p.m., New York City time, on the Repurchase Date.

The Trustee has informed General Mills that, as of the date of the Company Repurchase Notice, all custodians and beneficial holders of the Notes held the Notes through The Depository Trust Company (“DTC”) accounts and that there were no certificated Notes in non-global form. Accordingly, (i) all Notes surrendered for repurchase hereunder must be delivered through the transmittal procedures of DTC and (ii) this Repurchase Notice can be used only if a surrender of Notes is being made concurrently by book-entry transfer to the Paying Agent’s account at DTC through DTC’s Automatic Tenders over the Participant Terminal System, subject to the terms and procedures of that system.

The Paying Agent is:

The Bank of New York Trust Company, N.A.

By Regular, Registered or Certified	For Information:	By Facsimile:
Mail or Overnight Courier:	(212) 815-3687	(212) 298-1915
The Bank of New York Mellon Corporation		Attention: David Mauer
Corporate Trust Operations
Reorganization Unit		Confirm Receipt of Facsimile Only:
101 Barclay Street – 7 East		(212) 815-3687
New York, New York 10286
Attention: David Mauer

The instructions accompanying this Repurchase Notice should be read carefully before this Repurchase Notice is completed.

Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to surrender such Notes should contact such registered holder of the Notes promptly and instruct such registered holder to surrender on behalf of the beneficial owner.

You bear the risk of untimely submission of your Notes. You must allow sufficient time for completion of the necessary procedures prior to 5:00 p.m., New York City time, on the Repurchase Date.

Ladies and Gentlemen:

This Repurchase Notice relates to the Floating Rate Convertible Senior Notes Due April 11, 2037 (each, a “Note” and, collectively, the “Notes”) of General Mills, Inc., a Delaware corporation (“General Mills”), and the holder’s right to surrender and General Mills’ obligation to repurchase for cash each $1,000 principal amount of the Notes at a repurchase price (the “Repurchase Price”) equal to 100% of the principal amount, together with accrued interest from, and including, Friday, April 11, 2008 (the “Repurchase Date”) to, and including, Sunday, April 13, 2008, subject to the terms and conditions of the Indenture, dated as of April 11, 2007 (the “Indenture”), between General Mills and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”), paragraph 6 of the Notes and the Company Repurchase Notice, dated March 12, 2008 (the “Company Repurchase Notice”), of General Mills relating to the Put Option. General Mills has appointed the Trustee as paying agent (the “Paying Agent”) in connection with the Notes. By execution of this Repurchase Notice, each signatory hereof (the “undersigned”) represents that the undersigned has received the Company Repurchase Notice, which provides the notice to the holders required pursuant to the Indenture. Upon the terms and subject to the conditions set forth herein and the Indenture, and effective upon the acceptance for payment thereof, the undersigned hereby irrevocably sells, assigns and transfers all right and title to General Mills in and to the Notes surrendered hereby.

The undersigned hereby irrevocably constitutes and appoints the Paying Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Paying Agent also acts as General Mills’ agent) with respect to such Notes, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Notes, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to General Mills, (b) present such Notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Paying Agent will have no rights to, or control over, funds from General Mills, except as agent for General Mills, for the Repurchase Price of any surrendered Notes that are repurchased by General Mills), all in accordance with the terms and conditions of the Company Repurchase Notice and the Indenture.

The undersigned hereby represents and warrants that:

(a)  the undersigned (i) owns the Notes surrendered hereby and is entitled to surrender such Notes and (ii) has full power and authority to surrender, sell, assign and transfer the Notes surrendered hereby and that when such Notes are accepted for repurchase and payment by General Mills, General Mills will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right;

(b)  on request, the undersigned will execute and deliver any additional documents that the Paying Agent or General Mills deems necessary or desirable to complete the sale, assignment and transfer of the Notes surrendered for repurchase hereby and accepted for payment; and

(c)  the undersigned agrees to all of the terms of the Company Repurchase Notice and this Repurchase Notice.

The undersigned understands that surrender of the Notes is not made in acceptable form until receipt by the Paying Agent of this Repurchase Notice, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to General Mills in its sole discretion (General Mills may delegate power in whole or in part to the Paying Agent). All questions as to form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Notes for repurchase hereunder will be determined by General Mills in its sole discretion (General Mills may delegate power in whole or in part to the Paying Agent) and such determination shall be final and binding on all parties.

The undersigned understands that all Notes validly surrendered for repurchase and not validly withdrawn prior to 5:00 p.m., New York City time, on the Repurchase Date will be repurchased at the Repurchase Price, in cash, upon the terms and conditions specified in the Indenture, paragraph 6 of the Notes and as set forth in the Company Repurchase Notice. The undersigned understands that acceptance of the Notes by General Mills for payment will constitute a binding agreement between the undersigned and General Mills upon the terms and subject to the conditions of the Indenture, the Company Repurchase Notice and this Repurchase Notice. The undersigned understands that Notes surrendered for repurchase will be accepted only in denominations of $1,000 principal amount or an integral multiple thereof.

The undersigned understands that the undersigned may also withdraw previously surrendered Notes if General Mills has not yet accepted them for payment after 12:00 midnight, New York City time, on Wednesday, May 7, 2008, the expiration of 40 business days from the date of the Company Repurchase Notice.

The Notes being surrendered for repurchase by the undersigned holder shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture. Promptly upon expiration of the Put Option, General Mills will either (a) accept for payment all Notes validly surrendered for repurchase and not validly withdrawn or (b) return such Notes. General Mills will forward to the Paying Agent, prior to 10:00 a.m., New York City time, on April 14, 2008, the appropriate amount of cash required to pay the Repurchase Price for those Notes, and the Paying Agent will promptly distribute that cash to DTC, the sole record holder of the Notes. DTC will thereafter distribute the cash to its participants in accordance with its procedures.

All authority conferred or agreed to be conferred in this Repurchase Notice shall not be affected by and shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Repurchase Notice shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Unless otherwise indicated herein under “Special Issuance Instructions,” the undersigned hereby request(s) that any payments to be made in respect of the Notes tendered hereby be made to DTC for the account of the undersigned. In the event that the “Special Issuance Instructions” box below is completed, the undersigned hereby request(s) that payments to be made in respect of the Notes tendered hereby be made to DTC for the account of the person(s) therein indicated.

NOTE: SIGNATURES MUST BE PROVIDED

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF NOTES BEING SURRENDERED FOR REPURCHASE

Name(s) and Address(es) of Registered Holder(s)(1)	Notes Surrendered for Repurchase (Attach additional signed list, if necessary)

Principal Amount Represented by Notes

	Total Amount Surrendered for Repurchase	$_________,000.

(1) Exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

METHOD OF DELIVERY

☐         CHECK HERE IF THE NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 2, 3, 4 and 5)

To be completed ONLY if payments are to be made to DTC for the account of someone other than the person(s) whose signature appear(s) within this Repurchase Notice.

Make payment to:

(DTC Account Number)

(Account Party)

NOTE: SIGNATURES MUST BE PROVIDED ON THE FOLLOWING PAGE.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

SIGN HERE

(See Instructions 1 and 4)

(Please Complete Substitute Form W-9 enclosed with the Company Repurchase Notice)

Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) of the Notes by documents transmitted with this Repurchase Notice. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:	, 2008

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

Tax Id./S.S. Number(s):

(Federal Employer Number(s) or Social Security Number(s))

Address(es):

(Include Zip Code)

The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)

(See Instructions 2 and 4)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:	, 2008

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Repurchase Notice

1.   Delivery of Repurchase Notice and Notes.   This Repurchase Notice can be used only if a surrender of Notes is being made concurrently by book-entry transfer to the Paying Agent’s account at DTC. Confirmation of the delivery of Notes by book-entry transfer to the Paying Agent through DTC, together with a properly completed and duly executed Repurchase Notice or agent’s message and any other required documents, should be delivered to the Paying Agent at the appropriate address set forth on the first page of this Repurchase Notice and must be received by the Paying Agent prior to 5:00 p.m., New York City time, on the Repurchase Date. The term “agent’s message” means a message, transmitted to DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by this Repurchase Notice and that General Mills may enforce this Repurchase Notice against the undersigned. Delivery of documents to DTC or to General Mills does not constitute delivery to the Paying Agent.

The method of delivery of all documents, including this Repurchase Notice and any other required documents, is at the election and risk of the surrendering holder(s). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Since DTC is the sole registered holder of the Notes, all Notes surrendered for repurchase must be delivered through DTC’s Automatic Tenders over the Participant Terminal System.

You bear the risk of untimely submission of your Notes. You must allow sufficient time for completion or the necessary procedures prior to 5:00 p.m., New York City time, on the Repurchase Date.

Each surrendering holder, by execution of this Repurchase Notice, waives any right to receive any notice of the acceptance of his or her surrender.

2. Guarantee of Signatures. No signature guarantee is required if either:

(a)  this Repurchase Notice is signed by the registered holder(s) of the Notes (which term, for purposes of this Repurchase Notice, includes any participant in DTC whose name appears on a security position listing as the holder of such Notes) surrendered with the Repurchase Notice, unless such holder has completed the box entitled “Special Issuance Instructions” above; or

(b)  the Notes surrendered with this Repurchase Notice are surrendered for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee the signatures on this Repurchase Notice. See Instruction 4.

3.   Inadequate Space.   If the space provided in the box captioned “Description of Notes Being Surrendered for Repurchase” is inadequate, the principal amount represented by the Notes and the principal amount surrendered should be listed on a separate signed schedule and attached to this Repurchase Notice.

4. Signatures on Repurchase Notice and Endorsements.

(a)  If this Repurchase Notice is signed by the registered holder(s) of the Notes surrendered for repurchase hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Notes without any change whatsoever.

(b)  If the Notes are registered in the names of two or more joint holders, each such holder must sign this Repurchase Notice.

(c)  If any surrendered Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Repurchase Notices as there are different registrations of Notes.

(d)  If this Repurchase Notice is signed by attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to General Mills of their authority so to act.

5.   Special Issuance Instructions.   Any holder(s) may request that payments for Notes accepted for repurchase be credited to such account at DTC as such holder(s) may designate in the “Special Issuance Instructions” box above. If no such instructions are given, payment for such Notes will be made to the account of the undersigned.

6.   Irregularities.   General Mills will determine, in its sole discretion, all questions as to the form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Notes and General Mills’ determinations shall be final and binding on all parties. General Mills reserves the absolute right to reject any or all surrenders which General Mills determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of General Mills’ counsel, be unlawful. General Mills also reserves the absolute right to waive any defect or irregularity in the surrender of any particular Note. No surrender of Notes will be deemed to have been properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with surrenders must be cured within such time as General Mills shall determine. General Mills’ interpretation of the terms of the Repurchase Notice (including these instructions) will be final and binding on all parties. None of General Mills, the Paying Agent or any other person is or will be obligated to give notice of any defects or irregularities in surrenders of Notes and none of General Mills, the Paying Agent or any other person will incur any liability for failure to give such notice.

7.   Questions and Requests for Assistance and Additional Copies.   Questions and requests for assistance may be directed to the Paying Agent and additional copies of the Company Repurchase Notice and this Repurchase Notice may also be obtained from the Paying Agent.

8.   Withdrawal Rights.   You may withdraw previously surrendered Notes at any time until 5:00 p.m., New York City time, on the Repurchase Date. You may also withdraw previously surrendered Notes if General Mills has not yet accepted them for payment after 12:00 midnight, New York City time, on Wednesday, May 7, 2008, the expiration of 40 business days from the date of the Company Repurchase Notice. See Section 5 of the Company Repurchase Notice for a more detailed description of withdrawal rights.

9.   Transfer Taxes.   If payment of the Repurchase Price is to be made to, or if Notes not surrendered or repurchased are to be registered in the name of, any persons other than the registered holder(s), or if surrendered Notes are registered in the name of any person other than the person(s) signing this Repurchase Notice, the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Repurchase Price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

10.   Taxpayer Identification Number.   Each holder surrendering Notes is required to provide the Paying Agent with such holder’s correct taxpayer identification number (“TIN”), generally such holder’s Social Security or federal employer identification number, and certain other information, on Substitute Form W-9, which is enclosed, or, alternatively, to establish another basis for exemption from backup withholding. In addition, a holder must cross out item (2) in the Certification box on Substitute Form W-9 if the holder is subject to backup withholding. Failure to provide the information on the form may subject the holder to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax backup withholding on the payments made to the holder or to the payee with respect to Notes repurchased pursuant to the Company Repurchase Notice. If the holder (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such holder should write “Applied For” in Part 1. If the holder writes “Applied For” in Part 1 and the Paying Agent is not provided with a TIN by the time of payment, the Paying Agent will withhold federal income tax on all such payments, if any, until a TIN is provided to the Paying Agent.

Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on the Substitute Form W-9, by writing “exempt” on the face of the form and signing and dating the form. A foreign person may qualify as an exempt recipient by submitting to the Paying Agent an appropriate and properly completed Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that holder’s exempt status. A Form W-8 can be obtained from the Paying Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, the Paying Agent is required to withhold 28% of any Repurchase Price payments made to the holder or to the payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Paying Agent cannot refund amounts withheld by reason of backup withholding.

Purpose of Substitute Form W-9

To prevent backup withholding on Repurchase Price payments made with respect to Notes surrendered pursuant to the Company Repurchase Notice, the holder should either:

(1)            provide the Paying Agent with the holder’s correct TIN (or, if applicable, the TIN of the payee) by completing the enclosed “Substitute Form W-9,” certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN), that the holder is a U.S. person (including a U.S. resident alien), and that:

•	such holder is exempt from backup withholding; or

•	the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends; or

•	the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding; or

(2)	otherwise establish an adequate basis for an exemption from backup withholding.